UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2014

Excel Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	333-173702	27-3955524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Madison Avenue, Suite 1101 New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 921-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 18, 2014, Excel Corporation (the “Company”), filed a Form 8-K with the Securities and Exchange Commission reporting that the Company had entered into a Securities Exchange Agreement (the “Agreement”) with Payprotec Oregon, LLC (d/b/a Securus Payments) (“Payprotec”), Mychol Robirds (“Robirds”) and Steven Lemma (“Lemma” and with the Company, Payprotec and Robirds, collectively, the “Parties”).  The Agreement, as originally constituted, had a closing date that was set to terminate on March 31, 2014.   On April 10, 2014, The Parties entered into an amendment (the “Amendment”) to the Agreement.  The Amendment extends the termination date to April 21, 2014.

The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment a copy of which is filed as Exhibit 10.01 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
10.01
Amendment dated as of April 10, 2014 to the Securities Exchange Agreement, dated February 17, 2014, between the Company, Payprotec Oregon, LLC (d/b/a Securus Payments), Mychol Robirds and Steven Lemma.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 11, 2014

EXCEL CORPORATION

By:	/s/ Ruben Azrak
Name: Ruben Azrak
Title: Interim Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Document
10.01
Amendment dated as of April 10, 2014 to the Securities Exchange Agreement, dated February 17, 2014, between the Company, Payprotec Oregon, LLC (d/b/a Securus Payments), Mychol Robirds and Steven Lemma.